Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
July 21, 2005

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS A 48% INCREASE IN THIRD QUARTER NET INCOME AND A RECORD $7.0 BILLION SALES ORDER BACKLOG AT JUNE 30, 2005

Quarter Highlights

•	Net income increased 48% to an all-time Company record $371.7 million

•	Diluted earnings per share increased 46% to $1.17 per share

•	Sales order backlog increased 36% to a record $7.0 billion (23,916 homes)

•	Net sales orders increased 29% to $4.1 billion (14,980 homes)

•	Consolidated revenue increased 21% to $3.4 billion

•	Homes closed increased 11% to 12,269 homes

•	Homebuilding debt to total capitalization (net of cash) improved 120 basis points to 42.4%

•	D.R. Horton was added to the Standard & Poor’s 500 Index

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), the largest homebuilder in the United States, Thursday (July 21, 2005), reported that net income for the quarter ended June 30, 2005 increased 48% to $371.7 million ($1.17 per diluted share), from $251.3 million ($0.80 per diluted share) for the same quarter in fiscal year 2004. Third quarter consolidated revenue increased 21% to $3.4 billion, from $2.8 billion in the third quarter of fiscal year 2004. Homes closed in the third quarter increased 11% to 12,269 homes from 11,050 homes in the year ago quarter.

For the nine months ended June 30, 2005, net income increased 45% to $906.7 million ($2.85 per diluted share), compared to $625.5 million ($1.98 per diluted share) for the same period of fiscal year 2004. Consolidated revenue for the nine months increased 20% to $8.8 billion, from $7.3 billion for the same period of fiscal year 2004. Homes closed in the nine-month period increased 8% to 32,550 homes from 30,115 homes for the same period of fiscal year 2004.

As previously reported, net sales orders for the third quarter ended June 30, 2005 were the highest quarterly sales in the Company’s history, increasing 29% to $4.1 billion (14,980 homes), compared to $3.2 billion (12,444 homes) for the same quarter of fiscal year 2004. Net sales orders for the first nine months of fiscal 2005 increased 27% to $10.9 billion (39,282 homes), compared to $8.6 billion (34,158 homes) for the same period of fiscal 2004. The Company’s backlog of homes under contract at June 30, 2005 totaled a record $7.0 billion (23,916 homes), up 36% from $5.2 billion (19,531 homes) at June 30, 2004.

The Company is increasing its earnings per share guidance for the fiscal year ending September 30, 2005 to be in the range of $4.35 to $4.40 (based on approximately 318 million diluted shares). This represents a 41% to 42% increase over the $3.09 per diluted share reported in fiscal year 2004. The earnings guidance is based on approximately 50,000 homes closed and more than $13.0 billion in consolidated revenue.

The Company expects diluted earnings per share for the quarter ending December 31, 2005 to be in the range of $0.90 to $0.95 (based on approximately 319.5 million diluted shares), an 18% to 25% increase over the $0.76 reported in the first quarter of fiscal year 2005. For fiscal year 2006, the Company is issuing preliminary guidance of $5.00 to $5.05 based on approximately 58,000 homes closed and approximately $15.0 billion in consolidated revenue.

The Company will host a conference call Thursday, July 21st at 10:00 a.m. EDT. The dial-in number is 800-374-9096. The call will also be webcast from www.drhorton.com on the “Investor Relations” page.

Donald R. Horton, Chairman of the Board, said, “It has been another exciting quarter for D.R. Horton, America’s Builder, and its employees. Our track record and continued strong performance have been acknowledged by our recent inclusion in the S&P 500 Index. In addition, the Company set all-time quarterly records for net income, gross profit margin, sales units, sales dollars and sales order backlog. The Company also set an industry record for quarterly sales with 14,980 homes sold, as each of our regions reported double-digit increases in both sales dollars and units.

“Our record backlog and continued sales momentum ensure that fiscal year 2005 will be our 28th consecutive year of increased growth and profitability, and position the Company for a strong start to another record year in fiscal 2006.”

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 43,000 homes in its fiscal year ended September 30, 2004. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 71 markets in 23 states in the Midwest, Mid-Atlantic, Southeast, Southwest and Western regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $80,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release relate to (i) the Company’s expectation of diluted earnings per share for (a) fiscal year 2005 to be in the range of $4.35 to $4.40 per diluted share based on 50,000 homes closed and more than $13.0 billion in consolidated revenues, (b) the quarter ending December 31, 2005 to be in the range of $0.90 to $0.95 per diluted share and (c) fiscal year 2006 to be in the range of $5.00 to $5.05 per diluted share based on approximately 58,000 homes closed and approximately $15.0 billion in consolidated revenue; and (ii) the Company’s assurances, based on its record backlog and continued sales momentum, (a) that fiscal year 2005 will be another consecutive year of increased growth and profitability and (b) that the Company is positioned for a strong start to another record year in fiscal year 2006. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and business conditions; changes in interest rates and the availability of mortgage financing; governmental regulations and environmental matters; competitive conditions within the industry; warranty and product liability claims; the Company’s substantial debt; the availability of capital to the Company on favorable terms; and the Company’s ability to effect its growth strategies successfully. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and the most recent Form 10-Q, both of which were filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.DRHORTON.com

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2004	2005	2004	2005
	(In millions, except per share amounts)
Homebuilding:

Revenues:
Home sales	$2,695.5	$3,277.1	$7,080.7	$8,432.9
Land/lot sales	46.2	32.4	117.8	177.5

	2,741.7	3,309.5	7,198.5	8,610.4

Cost of sales:
Home sales	2,086.8	2,413.7	5,490.0	6,279.8
Land/lot sales	29.1	17.0	72.4	105.4

	2,115.9	2,430.7	5,562.4	6,385.2

Gross profit:
Home sales	608.7	863.4	1,590.7	2,153.1
Land/lot sales	17.1	15.4	45.4	72.1

	625.8	878.8	1,636.1	2,225.2

Selling, general and administrative expense	244.3	302.0	679.5	826.7
Interest expense	—	—	3.3	—
Other (income)	(7.4)	(0.5)	(7.1)	(11.4)

Operating income from Homebuilding	388.9	577.3	960.4	1,409.9

Financial Services:
Revenues	48.7	60.7	131.7	156.5
General and administrative expense	32.2	38.5	83.8	105.1
Interest expense	1.6	4.1	4.0	9.1
Other (income)	(4.8)	(9.0)	(12.7)	(22.0)

Operating income from Financial Services	19.7	27.1	56.6	64.3

Income before income taxes	$408.6	$604.4	$1,017.0	$1,474.2
Provision for income taxes	157.3	232.7	391.5	567.5

Net income	$251.3	$371.7	$625.5	$906.7

Basic:
Net income per share	$0.81	$1.19	$2.02	$2.91

Weighted average number of common shares*	310.7	312.4	310.3	312.0

Diluted:
Net income per share	$0.80	$1.17	$1.98	$2.85

Weighted average number of common shares*	316.1	318.3	316.0	317.8

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$65.4	$59.7	$173.1	$158.6

Depreciation and amortization	$12.5	$12.4	$34.4	$39.2

Interest incurred	$61.3	$73.0	$181.7	$213.9

* adjusted for the four-for-three stock-split of March 2005

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

As of June 30,
2005
(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$109.8

Inventories:
Construction in progress and finished homes	3,945.3
Residential lots — developed and under development	4,485.6
Land held for development	6.3
Consolidated land inventory not owned	185.2

8,622.4
Property and equipment (net)	97.8
Earnest money deposits and other assets	706.7
Goodwill	578.9

10,115.6

Financial Services:
Cash and cash equivalents	62.0
Mortgage loans held for sale	828.7
Other assets	38.2

928.9

$11,044.5

LIABILITIES
Homebuilding:
Accounts payable	$722.6
Accrued expenses and other liabilities	929.3
Notes payable	3,654.7

5,306.6

Financial Services:
Accounts payable and other liabilities	16.8
Notes payable	708.4

725.2

6,031.8

Minority interests	192.4

STOCKHOLDERS’ EQUITY
Common stock	3.2
Additional capital	1,620.3
Retained earnings	3,255.7
Treasury stock (at cost)	(58.9)

4,820.3

$11,044.5

D.R. HORTON, INC.
(Dollars in millions)

	NET SALES ORDERS
	Three Months Ended June 30,
	2004		2005
	Units	Dollars	Units	Dollars
Mid-Atlantic	1,147	$296.7	1,453	$381.6
Midwest	586	162.2	952	254.5
Southeast	1,739	394.1	2,346	577.3
Southwest	4,962	839.2	5,807	1,158.5
West	4,010	1,524.1	4,422	1,762.9

	12,444	$3,216.3	14,980	$4,134.8

	Nine Months Ended June 30,
	2004		2005
	Units	Dollars	Units	Dollars
Mid-Atlantic	2,896	$740.6	3,753	$1,004.7
Midwest	1,617	462.5	2,258	603.8
Southeast	4,670	1,010.7	6,079	1,485.8
Southwest	13,677	2,300.2	15,383	3,007.1
West	11,298	4,069.8	11,809	4,787.8

	34,158	$8,583.8	39,282	$10,889.2

	HOMES CLOSED
	Three Months Ended June 30,
	2004		2005
	Units	Dollars	Units	Dollars
Mid-Atlantic	994	$226.0	978	$253.1
Midwest	534	147.3	563	146.7
Southeast	1,360	281.9	1,942	447.9
Southwest	4,565	769.3	4,819	892.8
West	3,597	1,271.0	3,967	1,536.6

	11,050	$2,695.5	12,269	$3,277.1

	Nine Months Ended June 30,
	2004		2005
	Units	Dollars	Units	Dollars
Mid-Atlantic	2,637	$588.0	2,681	$671.6
Midwest	1,421	385.8	1,418	371.2
Southeast	3,763	750.8	5,039	1,137.3
Southwest	12,938	2,140.3	13,472	2,405.5
West	9,356	3,215.8	9,940	3,847.3

	30,115	$7,080.7	32,550	$8,432.9

	SALES ORDER BACKLOG
	As of June 30,
	2004		2005
	Units	Dollars	Units	Dollars
Mid-Atlantic	1,861	$523.5	2,812	$825.3
Midwest	1,177	355.5	1,701	502.3
Southeast	2,730	624.0	4,027	1,047.0
Southwest	7,415	1,280.8	8,543	1,796.9
West	6,348	2,372.7	6,833	2,853.2

	19,531	$5,156.5	23,916	$7,024.7